UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2018
(Date of earliest event reported)
Atlantic Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(Address of principal executive offices)
(Zip Code)

(404) 995-6050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e).     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of the LTI Plan

On April 19, 2018, the Board of Directors (the “Board”) of Atlantic Capital Bancshares, Inc. (the “Company”) approved, upon the recommendation of the Compensation Committee (the “Committee”) of the Board, the amendment and restatement of the Company’s Executive Officer Long Term Incentive Plan, effective as of April 19, 2018 (the “LTI Plan”). Under the LTI Plan, the Committee selects key employees of the Company and its affiliates who may be eligible to earn a bonus, which is payable based on the extent to which the Committee determines that pre-established performance goals have been met for a given bonus period. Performance metrics may be based on individual performance, business unit, division or similar performance, company-wide performance, or any combination of the foregoing, and bonus periods (absent Committee determination otherwise) must be at least one-year in length. The LTI Plan provides that bonuses may be denominated as a fixed dollar amount, fixed number of shares of the Company’s common stock (the “Common Stock”) or on any other basis determined by the Company, in addition to in cash as a percentage of a participant’s base salary as previously provided. Bonuses may be paid in a lump sum in cash, in Common Stock or in any combination of cash and Common Stock, at the discretion of the Committee. Any shares of Common Stock earned under the LTI Plan are issued under, and subject to the terms of, the Company’s 2015 Stock Incentive Plan, as amended and restated (the “2015 Plan”). The LTI Plan was amended in part in order to more fully align with the Company’s long-term incentive program for the 2020 Performance Period (as defined below). In addition, the LTI Plan was amended to enhance Committee discretion in granting and settling awards in certain circumstances (including but not limited to the ability to alter plan defaults when defining base salary, disability and retirement, establishing performance levels and paying bonuses following certain employment terminations) and to make certain other technical amendments.

The foregoing summary of the LTI Plan is not complete and is qualified in its entirety by reference to the full text of the LTI Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2018 Performance Measures Set for the LTI Plan

On April 18, 2018, the Committee, pursuant to authority delegated to it by the Board and subject to Board approval of the amended and restated LTI Plan, established performance metrics under the LTI Plan for the performance period January 1, 2018 - December 31, 2020 (the “2020 Performance Period”). The Committee selected Douglas L. Williams, Patrick T. Oakes and Richard A. Oglesby, in addition to other key employees, to participate in the LTI Plan.

Performance goals established under the LTI Plan for the 2020 Performance Period include (i) three-year return on average operating assets (“ROAA”) and (ii) three-year total shareholder return relative to the KBW Nasdaq Regional Banking Index (“Relative TSR”), with each performance metric equally weighted. Bonus opportunity is based upon achievement of the given performance metric at threshold, target and maximum performance levels (with linear interpolation between the levels). No bonus will be paid for a performance metric if threshold performance for that metric is not obtained. Target bonus amounts are expressed in dollars equaling 35% of the executive’s base salary, or 45% in the case of Mr. Williams. Bonuses are subject to a maximum of 200% of the target amount. Bonuses for the 2020 Performance Period under the LTI Plan will be evidenced by the issuance of performance share awards under the 2015 Plan and settled in shares of Common Stock to the extent earned, subject to approval by the Committee of forms of Performance Share Award Agreements reflecting the terms described herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

Exhibit 10.1	Executive Officer Long Term Incentive Plan (as Amended and Restated Effective April 19, 2018)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Officer Long Term Incentive Plan (as Amended and Restated Effective April 19, 2018)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated:    April 20, 2018
By: /s/ Patrick T. Oakes
Name: Patrick T. Oakes
Title:     Executive Vice President and
Chief Financial Officer